                                                                   Exhibit 16(e)


                            M.S.D. & T. FUNDS, INC.



                            TOTAL RETURN BOND FUND



                    YIELD CALCULATION FOR THE 30-DAY PERIOD
                              ENDED MAY 31, 1998


     A=  dividends and interest earned during the period
     B=  expenses accrued for the period (net of reimbursements)
     C= the average daily number of shares outstanding during the period that were entitled to receive dividends
     D=  net asset value per share on the last day of the period


ACTUALS:

     A=   $   521,623.58
     B=   $    37,657.60
     C=   $10,197,269.64
     D=   $        10.02


                A-B
YIELD = 2[_______________ + 1]/6/ - 1]
                CD


YIELD = 2[(521,623.58 - 37,657.60 + 1]/6/ - 1]
           ----------------------
           10,197,269.64 x 10.02


YIELD = 5.78%


               AGGREGATE ANNUAL TOTAL RETURN FOR THE PERIOD FROM
                         MARCH 1, 1998 TO MAY 31, 1998

     TAVG=   AVERAGE ANNUAL TOTAL RETURN
      ERV=   ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.
        P=   hypothetical initial payment of $1,000.
        n=   period covered by the corporation, expressed in terms of years.

  ACTUALS:

  ERV=     1,016.94
    P=     1,000
    n=     92
           --
           365

       TAVG= [(   ERV    )/1/n/  -1]
               ----------
                   P


       TAVG= [( 1,016.94 )/365/92/  -1] = 6.97%
               ----------
                 1,000


                  AGGREGATE TOTAL RETURN FOR THE PERIOD FROM
                         MARCH 1, 1998 TO MAY 31, 1998


    T=     AGGREGATE TOTAL RETURN
    ERV= ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period
    P=     hypothetical initial payment of $1,000


    T=     [ERV/P - 1]


    T=     [(  1,016.94  ) - 1] = 1.69%
             ------------
                1,000

                            M.S.D. & T. FUNDS, INC.

                         INTERMEDIATE TAX-EXEMPT FUND

                    YIELD CALCULATION FOR THE 30-DAY PERIOD
                              ENDED MAY 31, 1998



     A=   dividends and interest earned during the period
     B=   expenses accrued for the period (net of reimbursements)
     C= the average daily number of shares outstanding during the period that were entitled to receive dividends
     D=   net asset value per share on the last day of the period


ACTUALS:

     A=   $  330,854.81
     B=   $   35,353.14
     C=   $9,545,698.13
     D=   $       10.01


                A-B
YIELD = 2[_______________ + 1]/6/ - 1]
                 CD


YIELD = 2[(330,854.81 - 35,353.14 + 1]/6/ - 1]
           ----------------------
            9,545,698.13 x 10.01

YIELD = 3.74%


                    TAX EQUIVALENT YIELD CALCULATION FOR THE
                        30-DAY PERIOD ENDED MAY 31, 1998



     Exempt Yield =       the portion of the Fund's yield which is exempt from
                          federal income taxes.

     Non-Exempt Yield =   the portion, if any, of the Fund's yield which is not
                          exempt from federal income taxes.

     Tax Rate =           stated tax rate

ACTUALS:

     Exempt Yield =       3.74%
     Non-Exempt Yield =   0.0%
     Tax Rate =          39.6%

     Tax-Equivalent Yield = (Exempt Yield) + Non-Exempt Yield
                             ------------
                            (1 - Tax Rate)

     Tax-Equivalent Yield = (   0.0374   ) + 0.0
                             -------------
                              (1 - 0.396)
     Tax Equivalent Yield = 6.19%


               AGGREGATE ANNUAL TOTAL RETURN FOR THE PERIOD FROM
                         MARCH 1, 1998 TO MAY 31, 1998


     TAVG=     AVERAGE ANNUAL TOTAL RETURN
      ERV=     ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the
               beginning of the period.
        P=     hypothetical initial payment of $1,000.
        n=     period covered by the corporation, expressed in terms of years.

  ACTUALS:

      ERV=     1,010.74
        P=     1,000
        n=     92
               --
               365

        TAVG= [(      ERV     )/1/n/  -1]
                --------------
                       P


        TAVG= [( 1,010.74 )/365/92/  -1] = 4.38%
                ----------
                  1,000


                  AGGREGATE TOTAL RETURN FOR THE PERIOD FROM
                         MARCH 1, 1998 TO MAY 31, 1998


     T=     AGGREGATE TOTAL RETURN
     ERV=   ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period
     P=     hypothetical initial payment of $1,000

     T=  [ERV/P - 1]


     T=  [(  1,010.75  ) - 1] = 1.07%
           ------------
              1,000

                            M.S.D. & T. FUNDS, INC.

                         NATIONAL TAX-EXEMPT BOND FUND

                    YIELD CALCULATION FOR THE 30-DAY PERIOD
                              ENDED MAY 31, 1998


     A=    dividends and interest earned during the period
     B=    expenses accrued for the period (net of reimbursements)
     C= the average daily number of shares outstanding during the period that were entitled to receive dividends
     D=    net asset value per share on the last day of the period


ACTUALS:

     A=    $   620,021.32
     B=    $    65,173.38
     C=    $17,642,069.44
     D=    $        10.05

                A-B
YIELD = 2[_______________ + 1]/6/ - 1]
                 CD


YIELD = 2[(620,021.32 - 65,173.38 + 1]/6/ - 1]
           ----------------------
           17,642,069.14 x 10.05

YIELD = 3.78%


                    TAX EQUIVALENT YIELD CALCULATION FOR THE
                        30-DAY PERIOD ENDED MAY 31, 1998



     Exempt Yield =       the portion of the Fund's yield which is exempt from
                          federal income taxes.

     Non-Exempt Yield =   the portion, if any, of the Fund's yield which is not
                          exempt from federal income taxes.

     Tax Rate =           stated tax rate

ACTUALS:

     Exempt Yield =      3.78%

     Non-Exempt Yield =  0.0%

     Tax Rate =         39.6%

     Tax-Equivalent Yield = (Exempt Yield) + Non-Exempt Yield
                             --------------
                             (1 - Tax Rate)

     Tax-Equivalent Yield = (   0.0378   ) + 0.0
                             -------------
                              (1 - 0.396)
     Tax Equivalent Yield = 6.26


               AGGREGATE ANNUAL TOTAL RETURN FOR THE PERIOD FROM
                         MARCH 1, 1998 TO MAY 31, 1998

     TAVG=     AVERAGE ANNUAL TOTAL RETURN
      ERV=     ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the
               beginning of the period.
        P=     hypothetical initial payment of $1,000.
        n=     period covered by the corporation, expressed in terms of years.

               ACTUALS:

      ERV=     1,061.42
        P=     1,000
        n=     92
               --
               365

          TAVG= [(      ERV     )/1/n/  -1]
                  --------------
                         P


          TAVG= [( 1,016.42 )/365/92/  -1] = 6.75%
                  ----------
                    1,000



                   AGGREGATE TOTAL RETURN FOR THE PERIOD FROM
                         MARCH 1, 1998 TO MAY 31, 1998


     T=      AGGREGATE TOTAL RETURN

     ERV=    ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period
     P=      hypothetical initial payment of $1,000

     T=  [ERV/P - 1]


     T =  [(  1,016.42  ) - 1] = 1.64%
            ------------
               1,000

                           M.S.D. & T. FUNDS, INC.

                              EQUITY INCOME FUND

                   YIELD CALCULATION FOR THE 30-DAY PERIOD
                              ENDED MAY 31, 1998


     A=   dividends and interest earned during the period
     B=   expenses accrued for the period (net of reimbursements)
     C= the average daily number of shares outstanding during the period that were entitled to receive dividends
     D=   net asset value per share on the last day of the period


ACTUALS:

     A=   $   571,903.43
     B=   $   189,151.81
     C=   $31,544,471.37
     D=   $        10.21

               A-B
YIELD = 2[_______________ + 1]/6/ - 1]
                CD


YIELD = 2[(571,903.43 - 189,151.81 + 1]/6/ - 1]
           -----------------------
            31,544,471.43 x 10.21

YIELD = 1.43%



               AGGREGATE ANNUAL TOTAL RETURN FOR THE PERIOD FROM
                         MARCH 1, 1998 TO MAY 31, 1998

     TAVG=    AVERAGE ANNUAL TOTAL RETURN
      ERV=    ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.
        P=    hypothetical initial payment of $1,000.
        n=    period covered by the corporation, expressed in terms of years.

ACTUALS:

     ERV =    1,022.81
       P =    1,000
       n =    92
              --
              365


          TAVG= [(      ERV     )/1/n/  -1]
                  --------------
                        P


          TAVG= [( 1,022.81 )/365/92/  -1] = 9.47%
                  ----------
                    1,000


                  AGGREGATE TOTAL RETURN FOR THE PERIOD FROM
                         MARCH 1, 1998 TO MAY 31, 1998

     T=     AGGREGATE TOTAL RETURN
     ERV=   ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period
     P=     hypothetical initial payment of $1,000


     T=  [ERV/P - 1]


     T =  [(  1,022.81  ) - 1] = 2.28%
            ------------
               1,000

                            M.S.D. & T. FUNDS, INC.

                              EQUITY GROWTH FUND

                    YIELD CALCULATION FOR THE 30-DAY PERIOD
                              ENDED MAY 31, 1998


     A=   dividends and interest earned during the period
     B=   expenses accrued for the period (net of reimbursements)
     C= the average daily number of shares outstanding during the period that were entitled to receive dividends
     D=   net asset value per share on the last day of the period


ACTUALS:

     A=   $   39,086.94
     B=   $   20,701.92
     C=   $3,435,510.69
     D=   $       10.28

                A-B
YIELD = 2[_______________ + 1]/6/ - 1]
                CD


YIELD = 2[(39,086.94 - 20,701.92 + 1]/6/ - 1]
           ---------------------
           3,435,510.69 x 10.28

YIELD = 0.63%



               AGGREGATE ANNUAL TOTAL RETURN FOR THE PERIOD FROM
                         MARCH 1, 1998 TO MAY 31, 1998

     TAVG=    AVERAGE ANNUAL TOTAL RETURN
      ERV=    ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.
        P=    hypothetical initial payment of $1,000.
        n=    period covered by the corporation, expressed in terms of years.

ACTUALS:

     ERV =    1,028.89
       P =    1,000
       n =    92
              --
              365


          TAVG= [(      ERV     )/1/n/  -1]
                  --------------
                        P


          TAVG= [( 1,028.89 )/365/92/  -1] = 12.10%
                  ----------
                    1,000



                   AGGREGATE TOTAL RETURN FOR THE PERIOD FROM
                         MARCH 1, 1998 TO MAY 31, 1998


     T=    AGGREGATE TOTAL RETURN
     ERV= ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period
     P=    hypothetical initial payment of $1,000


     T=  [ERV/P - 1]


     T =  [(  1,028.89  ) - 1] = 2.89%
            ------------
               1,000